UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2025

LAKELAND FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	0-11487	35-1559596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

202 East Center Street,
Warsaw	,	Indiana	46580
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (574) 267-6144

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	LKFN	NASDAQ

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (s230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (s240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Exhibit 10.1 sets forth a form of time-based restricted stock unit award agreement (the “RSU Agreement”) under the Lakeland Financial Corporation 2017 Amended and Restated Equity Incentive Plan (the “2017 Plan”), and Exhibit 10.2 sets forth a form of performance-based restricted stock unit award agreement (the “PSU Agreement”) under the 2017 Plan. The RSU Agreement provides for the grant of restricted stock unit awards that vest based on continued service, and the PSU Agreement provides for the grant of restricted stock unit awards that vest based on the achievement of certain performance measures during a specified performance period, which such performance measures and period will be determined by Lakeland Financial Corporation from time to time. The RSU Agreement and PSU Agreement may be used for awards under the 2017 Plan in the future.

The foregoing descriptions of the RSU Agreement and PSU Agreement do not purport to be complete, and are qualified in their entirety, by reference to the full text of each respective agreement, which are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)Exhibits.

10.1    Form of Lakeland Financial Corporation 2017 Amended and Restated Equity Incentive Plan Time-Based Restricted Stock Unit Award Agreement*

10.2    Form of Lakeland Financial Corporation 2017 Amended and Restated Equity Incentive Plan Performance-Based Restricted Stock Unit Award Agreement*

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND FINANCIAL CORPORATION

Dated: January 31, 2025	By:	/s/ Lisa M. O’Neill
Lisa M. O’Neill
Executive Vice President
and Chief Financial Officer